UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2019

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2019, RF Industries, Ltd. (the “Company”), DRC Technologies, Inc., a Rhode Island corporation (“DRC”), and the stockholders of DRC, entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which the Company purchased 100% of the issued and outstanding shares of Schroff Technologies International, Inc. (“Schrofftech”) from DRC (the “Sale”).

Based in Rhode Island, Schrofftech serves the telecom and cable markets with energy efficient cooling / temperature control and filtration systems for telecom shelters, outdoor enclosures and battery /power rooms. Schrofftech also retrofits existing communications equipment infrastructure for capacity upgrades and thermal efficiencies resulting in capital and energy cost savings. Schrofftech’s unaudited net sales through the nine months ended September 30, 2019 were $5.8 million.

The purchase of Schrofftech closed concurrently with the execution of the Purchase Agreement. At the closing, the Company paid an aggregate of $4,000,000 in cash, and DRC sold, conveyed, transferred and delivered all of the issued and outstanding shares of Schrofftech to the Company. Of the $4,000,000 cash purchase price, $900,000 has been set aside in two separate escrow accounts for a period of one year and two years, respectively, as security for indemnification claims that may arise. In addition to the cash paid at the closing, the Company may have to pay up to an additional $2,400,000 as an earn-out payment if Schrofftech achieves certain adjusted EBITDA targets during the two-year period following the closing.

The preceding summary does not purport to be complete and is qualified in its entirety by reference the Purchase Agreement, a copy of which is filed as Exhibit 10.1, and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

A summary of the terms of the Sale are set forth in Item 1.01 above, which information is incorporated herein by reference.

Item 8.01	Other Events.

On November 4, 2019, the Company issued a press release announcing the closing of the Sale. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. The Company will provide the financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information. The Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(d)       Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement between RF Industries, Ltd., DRC Technologies, Inc. and Stockholders of DRC Technologies, Inc., dated November 4, 2019.
99.1	Press Release of RF Industries, Ltd. dated November 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 4, 2019	By:	/s/ Robert Dawson
Robert Dawson President and Chief Executive Officer